Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Bank of America Plaza
600 Peachtree Street NE, Suite 5200
Atlanta, Georgia 30308-2216
404.885.3000 telephone
troutmansanders.com
[__], 2011
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Ladies and Gentlemen:
     We have acted as counsel to BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to its shareholders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to [•] shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) (collectively, the “Rights Offering”). The Company has filed a Registration Statement on Form S-1, as amended, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the Rights, in connection with the Rights Offering. The Rights and the Shares are collectively referred to herein as the “Securities.” This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
     In rendering this opinion letter, we have examined such corporate and other documents, and made such other examinations of matters of law and of fact, as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and we have made no independent investigation with regard thereto. We have further assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (2) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.
     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     (1) The Rights have been authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Rights Offering, will be validly issued and will constitute valid and binding obligations of the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity.
     (2) The Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering against payment of the consideration for the Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.
ATLANTA     CHICAGO     HONG KONG     LONDON     NEW YORK     NEWARK     NORFOLK ORANGE COUNTY     PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

BlueLinx Holdings Inc.
[__], 2011

     Our opinions set forth herein are limited to the Delaware General Corporation Law (including the relevant statutory provisions, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and we do not express any opinion herein concerning any other laws.
     No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. We have no obligation to update this opinion or to advise you after the date hereof of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements contained herein.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus, including any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
     This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.
Sincerely,